Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                             August 9, 2011
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE Amex symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and six months ended July 2, 2011 and July 3, 2010, in thousands of dollars except share and per share amounts.

                                  Three Months Ended       Six Months Ended
                                  July 2,     July 3,     July 2,     July 3,
                                   2011        2010        2011        2010

Net sales                      $1,398,587  $1,048,463  $2,866,766  $2,068,739

Net earnings attributable to
 Seaboard                      $  113,486  $   77,604  $  230,350  $  140,382


Net earnings per common share  $    93.34  $    63.21  $   189.45  $   114.02

Average number of shares
 outstanding                    1,215,879   1,227,628   1,215,879   1,231,207


Notes to Report of Earnings:

Included in net earnings attributable to Seaboard for the three and six months ended July 2, 2011 is a gain on sale of power generating facilities in the amount of $51,423,000, or $42.29 share. There was no tax expense on this transaction.

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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